Exhibit 99.4

                             U.S. INDUSTRIES, INC.
                                USI GLOBAL CORP.
                           USI AMERICAN HOLDINGS, INC.

                    OFFER TO EXCHANGE ANY AND ALL OUTSTANDING
                          7 1/8% SENIOR NOTES DUE 2003,
               WHICH ARE NOT REGISTERED UNDER THE SECURITIES ACT,
                                       FOR
                          7 1/8% SENIOR NOTES DUE 2003,
                  WHICH ARE REGISTERED UNDER THE SECURITIES ACT

                    EACH SERIES UNCONDITIONALLY GUARANTEED BY
                               USI ATLANTIC CORP.


To Our Clients:

         Enclosed for your consideration is a Prospectus, dated May __, 1999 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of U.S. Industries, Inc., USI Global Corp. and USI American Holdings, Inc. (the "Issuers") to exchange $1,000 principal amount of their 7 1/8% Senior Notes due 2003 (the "Registered Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of the 7 1/8% Senior Notes due 2003 (the "Old Notes"; and together with the Registered Notes, the "Notes"), which are not registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus. The Notes are unconditionally guaranteed by USI Atlantic Corp. (the "Guarantor"). The Exchange Offer is being made in order to satisfy certain obligations of U.S. Industries, Inc., USI American Holdings, Inc. and the Guarantor contained in the Registration Rights Agreement, dated October 22, 1998, among U.S. Industries, Inc., USI American Holdings, Inc. and the Guarantor and the initial purchasers.

         This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on June __, 1999, unless extended by the Issuers (the "Expiration Date"). Any Old Notes tendered pursuant to the Exchange
Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

         Your attention is directed to the following:

         1.       The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

         3. Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Issuers to register Registered Notes in the name of, or request that Old Notes not be tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.




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

         4. The Exchange Offer expires at 5:00 p.m., New York City time, on June __, 1999, unless extended by the Issuers.

         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.




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

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by U.S. Industries, Inc., USI Global Corp. and USI American Holdings, Inc., with respect to the Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Old Notes held by you for my account as indicated below:

                                              AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES
                                              --------------------------------------------
7 1/8% Senior Notes due _________, 2003
(the "Old Notes") . . . . . . . . .           ____________________________________________

|_| Please do not tender any Old
    Notes held by you for my account

Dated:____________________, 1999

                                             ______________________________________________

                                             ______________________________________________

                                                                SIGNATURE(S)

                                             ______________________________________________

                                             ______________________________________________

                                             ______________________________________________
                                                          PLEASE PRINT NAME(S) HERE

                                             ______________________________________________
                                                                 ADDRESS(ES)

                                             ______________________________________________
                                                       AREA CODE AND TELEPHONE NUMBER

                                             ______________________________________________
                                                TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).


         None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.




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